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                                                                     EXHIBIT 7.1


                            AGREEMENT OF JOINT FILING



         Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the "Statement") to which this Agreement of Joint Filing is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

         This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement of Joint Filing.



Dated: March 8, 1999                         THOMAS P. PERCIAK


                                             /s/ THOMAS P. PERCIAK
                                             -------------------------
                                             Thomas P. Perciak




                                             THOMAS P. PERCIAK TRUST



                                             By: /s/ THOMAS P. PERCIAK
                                                -------------------------
                                                Thomas P. Perciak
                                                Trustee under Trust Agreement
                                                dated June 12, 1992